Exhibit 99.2




                  Certification of Principal Financial Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings


I, Deborah F. McLeod, state and attest that:

     1. I have read this quarterly report on Form 10-QSB/A of Chestatee Bancshares, Inc.;

     2. To my knowledge, the information in this report is true in all important respects as of June 30, 2002; and

     3. This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

     For purposes of this certification, information is "important to a reasonable investor" if:

          (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

          (b) The report would be misleading to a reasonable investor if the information is omitted from the report.

BY:   /s/ Deborah F. McLeod                           Subscribed and sworn to
      --------------------------------------------    before me this 24th day of
      Deborah F. McLeod, C.F.O. and Treasurer         September, 2002.
      (Principal Financial and Accounting Officer)

DATE: September 24, 2002                              /s/Stacey Bruce
      ------------------                              --------------------------
                                                      Notary Public

                                                      My Commission Expires:
                                                      November 6, 2004


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